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Baxter International Inc. and Subsidiaries

         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                    (unaudited - in millions, except ratios)

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Years ended December 31,                                        2001     2000     1999    1998     1997
                                                                (B)      (B)               (B)      (B)
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
Income from continuing operations
         before income taxes and cumulative
         effect of accounting change                          $  964   $  946   $1,052    $493     $570
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Fixed charges
         Interest costs                                          130      135      123     152      166
         Estimated interest in rentals (A)                        36       33       30      26       26
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Fixed charges as defined                                         166      168      153     178      192
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Adjustments to income
         Interest costs capitalized                              (22)     (14)     (10)     (4)      (6)
         Losses of less than majority owned
             affiliates, net of dividends                         (1)      (2)      (2)     --       --
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         Income as adjusted                                   $1,107   $1,098   $1,193    $667     $756
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Ratio of earnings to fixed charges                              6.67     6.54     7.80    3.75     3.94
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Six months ended June 30,                                                                          2002
                                                                                                    (B)
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Income before income taxes                                                                         $619
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Fixed charges
         Interest costs                                                                              52
         Estimated interest in rentals (A)                                                           18
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Fixed charges as defined                                                                             70
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Adjustments to income
         Interest costs capitalized                                                                 (12)
         Losses of less than majority-owned
             affiliates, net of dividends                                                            --
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         Income as adjusted                                                                        $677
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Ratio of earnings to fixed charges                                                                 9.67
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(A)  Represents the estimated interest portion of rents.

(B) Excluding the following significant unusual charges, the ratio of earnings to fixed charges was 10.40, 9.49, 8.24, 6.08 and 5.08 in 2002, 2001, 2000,
     1998 and 1997, respectively.

     2002: $51 million charge for in-process research and development (IPR&D). 2001: $280 million charge for IPR&D and acquisition-related costs, $189 million charge relating to discontinuing the A, AF and AX series dialyzers.
     2000:  $286 million charge for IPR&D and acquisition-related costs.
     1998: $116 million IPR&D charge, $178 million net litigation charge, $122 million exit and reorganization costs charge.
     1997:  $220 million charge for IPR&D.